Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

PLURI INC.

.(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, 0.00001 par value per share	Rule 457(o)	-		-		-		-	-		-	-	-	-
	Equity	Preferred Stock, 0.00001 par value per share	Rule 457(o)	-		-		-		-	-		-	-	-	-
	Other	Warrants	Rule 457(o)	-		-		-		-	-		-	-	-	-
	Other	Units	Rule 457(o)	-		-		-		-	-		-	-	-	-
	Unallocated Shelf		Rule 457(o)		(1)		(2)	$200,000,000	(3)	$0.00011020	$22,040.00		-	-	-	-
Fees Previously Paid	-	-	-	-		-		-		-	-		-	-	-	-
	Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-		-	-		-	-	-	-
	Total Offering Amounts							$200,000,000		$0.00011020	$22,040.00
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$22,040.00	4)
	Net Fee Due										$0.00	(4)

(1)	There is being registered hereunder an unspecified number of shares of (a) common shares, (b) preferred stock, (c) warrants to purchase common shares, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common shares, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed 200,000,000.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $25,921.06 (calculated at the fee rate in effect at the date of the registrant’s registration statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on July 16, 2020 and declared effective declared effective on July 23, 2020 (Registration No. 333-272330), or the Prior Registration Statement, which represents the portion of the registration fee previously paid with respect to $199,700,000 of unsold securities previously registered under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pluri Inc.	S-3	333-239890	7/16/2020	__	$22,040.00	(1)	Unallocated (Universal) Shelf	Common Shares, 0.00001 par value per share, Preferred Stock, 0.00001 par value per share, Warrants, Units	Unallocated (Universal) Shelf	$199,700,000	__
Fee Offset Sources	Pluri Inc.	S-3	333-239890	__	7/16/2020	__		__	__	__	__	$25,921.06

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $25,921.06 (calculated at the fee rate in effect at the date of the registrant’s Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $199,700,000 of unsold securities previously registered under the Prior Registration Statement.